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Exhibit 10.1

    CONFORMED COPY

AMENDMENT NO. 2
TO CREDIT AGREEMENT

    AMENDMENT NO. 2 (the "Amendment") dated as of June 30, 2001 to the Credit Agreement dated as of November 12, 1999 (as amended, the "Credit Agreement"), among GEORGIA GULF CORPORATION (the "Company"), the ELIGIBLE SUBSIDIARIES party thereto, the LENDERS party thereto (the "Lenders") and THE CHASE MANHATTAN BANK, as Administrative Agent (the "Administrative Agent").

W I T N E S S E T H:

    WHEREAS, the Company and the Lenders wish to amend the leverage ratio and interest coverage ratio covenants, as more fully set forth below;

    NOW, THEREFORE, the parties hereto agree as follows:

    SECTION 1.  Definitions; References.  Unless otherwise specifically defined in the he recitals above, each term used herein which is defined in the Credit Agreement shall have the meaning assigned to such term in the Credit Agreement.

    SECTION 2.  Amendment of Section 1.01.  (a) The definition of "Consolidated EBITDA" is amended to replace the period at the end of the third proviso thereto with "; and" and to add immediately thereafter the following fourth proviso:

    provided further  that, for purposes of determining compliance with Sections 6.15 and 6.16 of this Agreement for any period which includes the fiscal quarter of the Company ended June 30, 2001, Consolidated EBITDA shall be increased by $5,500,000 (to adjust for the estimated reduction in Consolidated EBITDA resulting from the flood-related shutdown of the plans at Pasadena, Texas and Plaquemine, Louisiana).

    (b) Clause (a) of the definition of "Applicable Rate" is amended by adding the following proviso at the end thereof:

    provided, that if the Leverage Ratio as of the most recent determination date is greater than 5.0:1, the Applicable Rate shall be 2.00% per annum, in the case of an ABR Loan, or 3.00% per annum, in the case of a Eurodollar Loan,

    (c) In addition, Category 5 is amended in, and Category 6 is added to, the chart set forth in the definition of "Applicable Margin", to read as follows:

Category 5 greater than 4.0:1 and less than or equal to 5:0:1	1.75%	2.75%	0.500%
Category 6 greater than 5.0:1	2.00%	3.00%	0.500%

    SECTION 3.  Amendment of Section 6.15.  The chart set forth in Section 6.15 of the Credit Agreement is amended for the periods set forth below to read as follows:

Period	Ratio
10/1/00-3/31/01	4.50:1
4/01/01-6/30/01	6.00:1
7/1/01-3/31/02	6.25:1
4/01/02-6/30/02	5.75:1
7/1/02-9/30/02	4.75:1
10/1/02-12/31/02	4.25:1
Thereafter	3.50:1

    SECTION 4.  Amendment of Section 6.16.  The chart set forth in Section 6.16 of the Credit Agreement is amended for the periods set forth below to read as follows:

Period	Ratio
10/1/00-3/31/01	2.50:1
4/01/01-6/30/01	1.75:1
7/1/01-12/31/01	1.50:1
1/1/02-3/31/02	1.75:1
4/01/02-6/30/02	2.00:1
7/1/02-9/30/02	2.25:1
10/01/02-12/31/02	2.75:1
Thereafter	3.00:1

    SECTION 5.  Pricing.  The parties hereto agree that notwithstanding any provision of the Credit Agreement to the contrary, from and including the Amendment Effective Date to but excluding the next date on which the Company's consolidated financial statements are delivered pursuant to Section 5.01 of the Credit Agreement, the Applicable Rate for purposes of clause (b) and clause (c) of the definition of "Applicable Rate" shall be the applicable rate per annum set forth in Category 6 in such definition, and the Leverage Ratio for purposes of clause (a) of such definition shall be deemed to be greater than 5.0:1.

    SECTION 6.  Representations of Company.  The Company represents and warrants that (i) the representations and warranties of each Loan Party set forth in the Loan Documents shall be true on and as of the Amendment Effective Date (as hereinafter defined) to the same extent as they would be required to be under Section 4.02 on the occasion of any Loan or issuance of any Letter of Credit and (ii) no Default will have occurred and be continuing on such date.

    SECTION 7.  GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

    SECTION 8.  Counterparts; Effectiveness.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effects as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date first above written (the "Amendment Effective Date") when the Administrative Agent shall have received from (i) the Company for the account of each Lender which has delivered a signed counterpart hereof to the Administrative Agent on or before June 28, 2001, an amendment fee equal to .25% of the sum of such Lender's Revolving Exposure, outstanding Term Loans and unused Commitments on June 30, 2001 (after giving effect to any Commitment reductions or Term Loan repayments on such date), and (ii) each of the Company and the Required Lenders a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Administrative Agent) that such party has signed a counterpart hereof.

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  Exhibit 10.1
AMENDMENT NO. 2 TO CREDIT AGREEMENT